UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2008

Movie Gallery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 West Main Street, Dothan, Alabama 36301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (334) 677-2108

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 7, 2008, Movie Gallery, Inc. (“Company”) entered into a Conversion Agreement (“Conversion Agreement”), a form of which is attached hereto as Exhibit 99.1, with Sierra Fund IV, LLC (“Converting Lender”), a holder of Term Loans (as defined in the First Lien Agreement) under the Amended and Restated First Lien Credit and Guaranty Agreement (“First Lien Agreement”), dated as of March 8, 2007, as amended and restated as of May 20, 2008, among the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto from time to time, Wilmington Trust Company, as Administrative Agent, and Deutsche Bank Trust Company Americas, as Collateral Agent. Under the Conversion Agreement, the Converting Lender assigned Term Loans (including the accrued and unpaid interest thereon) under the First Lien Agreement to the Company in the aggregate principal amount of approximately $7.0 million (the “Assigned Loan”), in exchange for approximately 705,000 shares of the Common Stock, par value $0.001 per share, of the Company (“Common Stock”) at a price of $10.00 per share.

On October 7, 2008, a Joint Notice was delivered to Wilmington Trust Company, as Administrative Agent, whereby the Company and the Converting Lender notified the Administrative Agent of the assignments of the Assigned Loan. The effective date of such assignment is October 7, 2008.

In connection with the conversion, the Company’s independent Audit Committee, with the assistance of outside counsel and a third-party advisory firm, evaluated the fairness of the conversion price from a financial point of view.

The transaction described above was completed on substantially the same terms as a conversion of Term Loans on October 6, 2008 by other lenders under the First Lien Agreement. The Company filed a Form 8-K and issued a press release in connection with the October 6, 2008 conversion.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures under Item 1.01 are incorporated in this Item 3.02 by reference.

The issuance of the Common Stock in exchange for the assignment of the Assigned Loan is expected to be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Form of Conversion Agreement, dated October 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.

Date: October 7, 2008	BY:	/s/ C. J. Gabriel, Jr.
C. J. Gabriel, Jr. CEO and President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Form of Conversion Agreement, dated October 7, 2008.